AGREEMENT


     THIS AGREEMENT dated as of June 2, 1997 by and between PSC Inc., a New York corporation ("PSC" or the "Company") and ROBERT S. EHRLICH ("Ehrlich").

     WHEREAS, Ehrlich was elected Chairman of the Board of Directors of PSC on April 30, 1997, and

     WHEREAS, the Company desires to terminate all existing agreements and understandings with Ehrlich, and in lieu thereof, to enter into this Agreement providing, among other things, for his services as Chairman of the Board, and

     WHEREAS, Ehrlich is willing to enter into this Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Services. Ehrlich shall perform such duties and exercise such powers as are customarily associated with the position of Chairman of a Board of Directors, including but not limited to, presiding at all meetings of the Board of Directors, selecting and chartering Board committees, establishing Board agendas, and monitoring and reviewing the performance of the President and Chief Executive Officer. In addition, he shall perform such other duties as the Board may from time to time direct, including but not limited to, services in such areas as strategic planning, corporate development, mergers and acquisitions, and development of overseas markets. During the Term, in good faith, Ehrlich shall exert all reasonable efforts to promote the interests of the Company and shall devote such time, attention and energies to the performance of his responsibilities and duties hereunder and at such locations as may reasonably be deemed necessary or appropriate by the parties. During the Term, Ehrlich may have other business investments and participate in other unrelated and non-competitive business ventures, but these shall not interfere or be inconsistent with his duties hereunder. Ehrlich may perform his services at such times, at such locations and by such means (i.e., in person, by phone, by fax or other electronic devices) as shall be reasonably appropriate and mutually agreeable.

2. Term. Ehrlich shall serve as Chairman of the Board of Directors at the pleasure of the Board of Directors or until his successor shall have been duly elected or until he shall have been removed with or without cause by a vote of a majority of the entire Board of Directors then in office at a meeting called for that purpose whenever in its judgment the best interests of the Company will be served thereby (the "Term").

3. Compensation. For all services to be rendered to the Company by Ehrlich in any capacity, PSC shall pay to Ehrlich a fee at the annual rate of $75,000. The fee shall be payable biweekly.

4. Options.

         a. As additional compensation for services to be rendered as Chairman of the Board, PSC, pursuant to the Company's 1994 Stock Option Plan, hereby grants Ehrlich a stock option for 35,000 Common Shares of the Company at an exercise price of $6.50 per share, the fair market value of the Company's Common Shares on the date hereof, upon the terms and conditions set forth in the Option Agreement attached hereto as Exhibit A.

         b. As compensation in full for significant past services rendered to the Company as a consultant in the integration of the Company and Spectra-Physics Scanning Systems, Inc., PSC, pursuant to the Company's 1994 Stock Option Plan, hereby grants to Ehrlich a stock option for 50,000 Common Shares of the Company at an exercise price of $6.50 per share, the fair market value of the Company's Common Shares on the date hereof, upon the terms and conditions set forth in the Option Agreement attached hereto as Exhibit B.

5. Confidential Information. Ehrlich agrees that during the Term and for five years thereafter, he will not, except as required by the performance of his duties under this Agreement, disclose or authorize anyone else to disclose or use or make known for his or another's benefit, any confidential information, knowledge or data of the Company, whether or not patentable or copyrightable, in any way acquired by him from the inception of his original relationship with the Company in any capacity through the expiration of the Term (herein "Confidential Information"). Confidential Information, for purposes of this Agreement, shall include, but not be limited to, matters not readily available to the public which are:

a.   of a technical  nature,  such as, but not limited  to,  methods,  know-how,
     formulae,   compositions,   drawings,  blueprints,   compounds,  processes,
     discoveries, machines, inventions, computer programs and similar items:

b. of a business nature, such as, but not limited to, information about sales or lists of customers, prices, costs, purchasing, profits, markets, strengths and weaknesses of products, business processes, business and marketing plans and activities and employee personnel records;

c. pertaining to future developments, such as, but not limited to, research and development, future marketing or merchandising plans or ideas.

Immediately upon termination of Ehrlich's services, Ehrlich shall deliver to the Company all originals and copies of everything in his possession or under his control which embodies or contains Confidential Information, including, without limitation, all documents, correspondence, specifications, blueprints, notebooks, reports, sketches, formulae, computer programs, computer discs, sales and other materials, price lists, customer lists or information, samples, and all other materials.

     Confidential Information shall not include information which (i) is published or otherwise becomes generally available to the public other than by a breach of confidentiality, or (ii) Ehrlich can show by documentation was properly in his possession prior to the commencement of his original relationship with the Company, or (iii) becomes available to Ehrlich from an independent source without breach of his Agreement or violation of law, or (iv) is independently developed by Ehrlich without the use of the Company's Confidential Information. 6. Covenant Not to Compete.

a. In light of the special and unique services that have been and will be furnished to the Company by Ehrlich and the Confidential Information that has been and will be disclosed to him during his relationship with the Company, Ehrlich agrees that during the Term, and for a period of eighteen
     (18) months thereafter, he will not, without the written consent of the Company, directly or indirectly, whether as principal, agent, officer, director, consultant, employee, partner, stockholder or owner of or in any capacity with any corporation, partnership, business, firm, individual company or any entity located any where in the world engage in, or assist another to engage in, any work or activity in any way competitive with the Business of the Company (as hereinafter defined). However, nothing herein shall prevent Ehrlich from owning not more than five percent (5%) of the outstanding publicly traded shares of common stock of a corporation, as to which corporation Ehrlich has no relationship other than as a shareholder.

     Ehrlich specifically agrees that because of his special expertise and the special and unique services that he will be furnishing the Company, and because of the Confidential Information that has been acquired by him or that will be disclosed to him during the Term, the above stated geographic areas and time period, in and during which he will not compete with the Company, are reasonable in scope and duration and are necessary to afford the Company just and adequate protection against the irreparable damage which would result to the Company from any activities prohibited by this Section.

b. If Ehrlich in any way breaches the obligations specified in this Section, the Company shall have the right, in addition to any other remedies available to it, to terminate the further payment of any amounts due under Section 3 hereof.

c.  If any  provision  hereof  is  found  to be  unreasonably  broad,  it  shall nevertheless be enforceable to the extent reasonably necessary for the protection of the Company and to carry out to the fullest extent the parties' mutual intent in entering into this Agreement, which intent is that the provisions of this Section will be strictly enforced as agreed to.

d. For purposes of this Agreement, the "Business of the Company" is the development, manufacturing and marketing of technologies, products and services for the automatic identification and keyless data entry industry, and includes, but is not limited to, products, services, applications, systems and technologies relating to bar coded data, magnetic stripe encoded data, radio frequency communications of bar coded or related data, optical character recognition, machine vision as applied to the recognition of bar coded data, electronic interchange of bar coded or related data, and custom reed-relay switching systems. The Business of the Company shall also include any business in which the Company is actually engaged or as to which it is doing research and development during Ehrlich's services with the Company.

7. Injunctive Relief. Ehrlich agrees that in the event of a breach or threatened breach by Ehrlich of any of the provisions of Sections 5 or 6 hereof, the Company shall be entitled to an injunction restraining Ehrlich from such breach or threatened breach without posting any bond or other security. Nothing herein, however, shall be construed as prohibiting the Company from pursuing, in conjunction with an injunction or otherwise, any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Ehrlich.

8. Notices. All notice given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier to the parties hereto at the following addresses:

           To Ehrlich:               To PSC:
           ------------------------- -------------------------------
           ------------------------- -------------------------------
           Robert S. Ehrlich         PSC Inc.
           P.O. Box 1334             675 Basket Road
           Efrat 90962               Webster, NY  14580
           Israel                    Attn: Chief Executive Officer
           Fax: 011-972-293-2189     Fax:  716-265-6406

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notice shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

9. Waiver. Any waiver of a breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or of any other terms, nor shall failure to enforce any term hereof operate as a waiver of any such term or of any other term.

10. Severability. If any term of this Agreement or the application thereof is held invalid or unenforceable, the validity or unenforceability shall not affect any other terms of this Agreement which can be given effect without the invalid or unenforceable term.

11. Governing Law: Venue. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, without reference to conflict of law principles or the domicile or residence of any individual party if other than New York. The parties hereby submit and consent to the exclusive personal jurisdiction of the Supreme Court of New York, Monroe County or of the United States District Court for the Western District of New York for any legal action instituted by any party against any other with respect to the subject matter hereof and process in such action shall be effectively served if served in accordance with Section 8 hereof.

12. Prior Agreement. This Agreement supersedes all previous agreements and understandings relating to the subject matter herein.

13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or changed except by a writing signed by both parties.

         IN WITNESS WHEREOF, Ehrlich has executed this Agreement and the Company has caused this Agreement to be executed as of the date set forth above.

                      PSC INC.

                      By: ------------------------------
                      Robert C. Strandberg
                      President & Chief Executive Officer



                      ---------------------------------
                      Robert S. Ehrlich